UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2007

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY	11021
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 516-684-1239
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On July 10, 2007, Feldman Mall Properties, Inc. (the “Company”) and Thomas E. Wirth, the Chief Financial Officer of the Company, entered into Amendment No. 1 (“Amendment No.1”) to the Employment Agreement, dated as of November 6, 2004, between the Company and Mr. Wirth (the “Employment Agreement”). Pursuant to Amendment No. 1, Mr. Wirth’s term of employment with the Company shall be extended for one year, or until November 6, 2008. In addition, Section 5.2(b)(ii) of the Employment Agreement shall be modified to provide that, for the purpose of calculating the amount to be paid to Mr. Wirth upon a Change of Control, the average bonus shall not be deemed to be less than $200,000. No other modifications have been made to the Employment Agreement, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.6 to the Company’s Registration Statement on Form S-11/A on December 15, 2004. Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
By:	/s/ Thomas E. Wirth
	Name:	Thomas E. Wirth
	Title:	Executive Vice President and Chief Financial Officer

Date: July 16, 2007

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